                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                PERCEPTRON, INC.
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                (Name of Registrant as Specified in Its Charter)

                              DAVID W. GEISS, ESQ.
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[PERCEPTRON LETTERHEAD]
                 47827 Halyard Drive
                 Plymouth, Michigan 48170-2461
                 (734) 414-6100    Facsimile: (734) 414-4700


                                                                October 27, 2000


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Monday, December 4, 2000, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170.

     The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (a) the election of seven directors, (b) the approval of an amendment to the Company's Directors Stock Option Plan to permit non-employee Directors to purchase shares of Common Stock in exchange for all or a portion of the cash fees payable to them for serving as directors of the Company (the "Directors Plan Amendment"), (c) the approval of an amendment to the Company's Bylaws to remove the prohibition on the Board of Directors of the Company amending the Bylaws so as to affect the number of directors in order to give the Board of Directors the right to set the number of directors for the Company at less than seven or more than eleven (the "Bylaws Amendment"), and (d) such other business as may properly come before the meeting or any adjournment thereof.

     The enclosed Proxy Statement offers a more complete description of the Directors Plan Amendment and the Bylaws Amendment. The Board of Directors encourages you to read the Proxy Statement carefully.

     THE BOARD OF DIRECTORS BELIEVES IT IS IMPORTANT THAT THE DIRECTORS PLAN AMENDMENT AND THE BYLAWS AMENDMENT BE ADOPTED, AND WE NEED YOUR VOTE.

     After the formal business session, there will be a report to the shareholders on the progress of the Company along with a discussion period. I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether you plan to attend the meeting, I urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. Returning the proxy will not affect your right to attend the meeting or your right to vote in person.

                                          Sincerely,

                                          /S/ Alfred A. Pease
                                          Alfred A. Pease
                                          Chairman of the Board of Directors,
                                          President
                                          and Chief Executive Officer

                               [PERCEPTRON LOGO]
                       ----------------------------------
                                PERCEPTRON, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 4, 2000
             ------------------------------------------------------

     The Annual Meeting of Shareholders of Perceptron, Inc., a Michigan corporation, will be held on Monday, December 4, 2000, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170 for the following purposes:

     1. To elect seven directors to serve until the 2001 Annual Meeting of Shareholders.

     2. To approve and adopt an amendment to the Company's Directors Stock Option Plan to permit non-employee Directors to purchase shares of Common Stock in exchange for all or a portion of the cash fees payable to them for serving as directors of the Company (the "Directors Plan Amendment").

     3. To approve and adopt an amendment to the Company's Bylaws to remove the prohibition on the Board of Directors of the Company amending the Bylaws so as to affect the number of directors in order to give the Board of Directors the right to set the number of directors for the Company at less than seven or more than eleven (the "Bylaws Amendment").

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on October 13, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170.

                                          By the Order of the Board of Directors

                                          /S/ THOMAS S. VAUGHN
                                          Thomas S. Vaughn, Secretary
47827 Halyard Drive
Plymouth, Michigan 48170

October 27, 2000


--------------------------------------------------------------------------------

     THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT, AND YOUR COOPERATION IN PROMPTLY RETURNING YOUR MARKED, DATED AND SIGNED PROXY WILL BE APPRECIATED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOUR PROXY WILL, HOWEVER, HELP TO ASSURE A QUORUM AND TO AVOID ADDED PROXY SOLICITATION COSTS.
--------------------------------------------------------------------------------

                           -------------------------
                                PROXY STATEMENT
                           -------------------------
                                PERCEPTRON, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD AT 9:00 A.M. ON DECEMBER 4, 2000

                           -------------------------
                                  INTRODUCTION

     This Proxy Statement and the accompanying form of proxy, which were first mailed to shareholders on approximately October 27, 2000, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Perceptron, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the corporate offices of the Company on Monday, December 4, 2000, at 9:00 a.m., local time, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The corporate offices of the Company are located at 47827 Halyard Drive, Plymouth, Michigan, 48170, and the Company's telephone number is (734) 414-6100.

     Only holders of record of the Company's Common Stock, $0.01 par value (the "Common Stock") at the close of business on October 13, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 8,173,001 shares of Common Stock outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See "Further Information -- Share Ownership of Management and Certain Shareholders" for a description of the beneficial ownership of the Common Stock.

     Directors, officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Meeting, Proxy Statement, form of proxy and any other soliciting material, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company.

     Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on December 1, 2000. Shares represented by a proxy received after December 1, 2000 will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken. A proxy also gives Messrs. Pease, Garber and Vaughn discretionary authority to vote all shares of Common Stock represented by the proxy on any other matter that is properly presented for action at the meeting; however, the Board of Directors does not intend to present any other matters at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company's corporate offices at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

     Abstentions, and withheld votes with respect to the election of directors, are counted only for purposes of determining whether a quorum is present at the 2000 Annual Meeting. Broker non-votes are not counted for any purpose. Directors are elected by a plurality of the votes cast, so that only votes cast "for" directors are counted in determining which directors are elected. Approval of the proposal to amend the Company's Bylaws requires a majority vote of all outstanding shares of Common Stock. Approval of the proposal to amend the Directors Stock Option Plan requires a majority of the votes cast on the matter. For purposes of determining the number of votes cast with respect to the proposals to amend the Company's Bylaws and the Directors Stock Option Plan, only those cast "for" or "against" are included, and abstentions and broker non-votes are not counted for this purpose.

     In July 1999, the Company changed its fiscal year end from December 31 to June 30, resulting in a six month transition period ended June 30, 1999. References in this Proxy Statement to fiscal year 1999 are references to this transition period.

                       MATTERS TO COME BEFORE THE MEETING

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, Shareholders will be asked to elect a board of seven directors to hold office, in accordance with the Bylaws of the Company, until the 2001 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The following table sets forth information regarding the nominees for election to the Company's Board of Directors. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board of Directors. Shares may not be voted cumulatively for the election of directors.

     The nominees named below have been selected by the Board of Directors of the Company. The following information with regard to business experience has been furnished by the respective nominees for director.

                                                  POSITION, PRINCIPAL OCCUPATIONS
           NAME AND AGE                               AND OTHER DIRECTORSHIPS
           ------------                           -------------------------------
David J. Beattie, 58..............  Mr. Beattie has been a director of the Company since 1997.
                                    Mr. Beattie has been Chief Operating Officer of
                                    McNaughton -- McKay Electric Company ("MME") since September
                                    2000 and prior to that time, from February 1997 to September
                                    2000, was Senior Vice President, Sales and Marketing of such company, where he is responsible for all sales and marketing activities, strategic planning, engineering and related
                                    services. He has been employed by MME since 1978 in various capacities including Chief Engineer, Sales Manager and Vice
                                    President. MME is a distributor of industrial automation
                                    products and services. Mr. Beattie served as a director of
                                    Trident Systems, Inc. prior to its acquisition by the
                                    Company in April 1997.
Kenneth R. Dabrowski, 57..........  Mr. Dabrowski has been a director of the Company since 1999.
                                    Mr. Dabrowski has been a Senior Lecturer at Massachusetts
                                    Institute of Technology since June 1999. Mr. Dabrowski was
                                    Vice President, Quality and Process Leadership, Ford
                                    Automotive Operations of Ford Motor Company from September
                                    1996 to January 1999 where he had global responsibility for corporate and supplier quality and customer satisfaction and prior to that time was Vice President, Commercial Truck
                                    Vehicle Center for Ford Motor Company from September 1994 to
                                    September 1996.

                                                  POSITION, PRINCIPAL OCCUPATIONS
           NAME AND AGE                               AND OTHER DIRECTORSHIPS
           ------------                           -------------------------------
Philip J. DeCocco, 62.............  Mr. DeCocco has been a director of the Company since 1996.
                                    Mr. DeCocco has been President of Sturges House, Inc., a
                                    company founded by Mr. DeCocco, since 1983. Sturges House,
                                    Inc. offers executive recruiting and management consulting services in human resources, strategic planning, executive development and organization design and development to
                                    various companies.
W. Richard Marz, 57...............  Mr. Marz has been a director of the Company since 2000. Mr.
                                    Marz has been Executive Vice President, Geographic Markets of LSI Logic Corporation, a semiconductor manufacturer,
                                    since May 1996 and prior to that time, from September 1995 to May 1996, was Senior Vice President, Sales and Marketing,
                                    North America of such company.
Robert S. Oswald, 59..............  Mr. Oswald has been a director of the Company since 1996.
                                    Mr. Oswald has been Chairman, President and Chief Executive
                                    Officer of Robert Bosch Corporation, a manufacturer of
                                    automotive components and systems, since July 1996 and prior to that time, from January 1994 to June 1996, was President and Chief Executive Officer of such company. Mr. Oswald
                                    serves as a director and member of the management board of
                                    Robert Bosch, Gmbh and a director of Robert Bosch
                                    Corporation.
Alfred A. Pease, 54...............  Mr. Pease has been a director of the Company since 1996 and
                                    Chairman of the Board since July 1996. Since February 1996,
                                    Mr. Pease has been President and Chief Executive Officer of the Company. From November 1993 to February 1996, Mr. Pease
                                    was President and founder of Digital Originals, Inc., a
                                    manufacturer of digital imaging products and related
                                    software.
Terryll R. Smith, 50..............  Mr. Smith has been a director of the Company since 1996. Mr.
                                    Smith has been President and Chief Executive Officer of NASA
                                    Environmental Technologies Inc., a water purification
                                    company, since January 2000. From December 1998 to August
                                    1999, Mr. Smith was President and Chief Executive Officer of
                                    picoNetworks, an integrated circuits and software services company. From February 1996 to March 1998, Mr. Smith was
                                    Group Vice President, Sales and Marketing of Advanced Micro
                                    Devices, Inc. ("AMD"), a manufacturer of integrated
                                    circuits. From January 1994 to February 1996, Mr. Smith was
                                    Group Vice President, Applications Solutions Products of
                                    AMD.


                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is responsible for direction of the overall affairs of the Company. Directors of the Company are elected to serve until their successors are elected. The Board of Directors and each committee thereof meet formally from time to time and also take action by consent resolutions. During the fiscal year ended June 30, 2000, the Board of Directors met a total of five times and took action by consent resolution on one occasion. All of the current directors who are standing for re-election attended at least 75% of the total meetings of the Board of Directors, and of any committee on which they served, held during the period in fiscal year 2000 in which they served as directors or members of any such committees.

     The Board of Directors has delegated certain authority to an Audit Committee, a Management Development, Compensation and Stock Option Committee and an Executive and Nominating Committee to assist it in executing its duties. The composition and principal functions of each Committee are as follows:

     Audit Committee. The Audit Committee is currently comprised of three outside members of the Board of Directors: Messrs. Dabrowski, Oswald and Smith. During the six month transition period ended

June 30, 1999, the Audit Committee was comprised of two outside members of the Board of Directors: Messrs. Oswald and Louis Ross. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board of Directors. The principal functions of the Audit Committee are the following: (i) review and nominate the accounting firm to be appointed as the Company's independent certified public accountants; (ii) review the nature and extent of all services provided to the Company by such accountants and evaluate their fees and the effects of such services upon their independence; (iii) review the scope, purpose and procedures of the audit; (iv) review the audited financial statements and the proposed footnotes to be included in the Company's Annual Report on Form 10-K and report annually to the Board of Directors whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission; (v) review with such accountants its experience, findings and recommendations upon completion of the audit; (vi) review the adequacy of the Company's internal accounting procedures and controls; and (vii) review and reassess annually the adequacy of the Audit Committee's charter. The Audit Committee held three meetings in fiscal year 2000 and three meetings in the six month transition period ended June 30, 1999.


     Management Development, Compensation and Stock Option Committee. The Management Development, Compensation and Stock Option Committee ("Management Development Committee") is currently comprised of three members of the Board of
Directors: Messrs. Beattie, DeCocco, and Marz. Mr. Marz was appointed to the Management Development Committee in September 2000. During the six month transition period ended June 30, 1999, the Management Development Committee was comprised of two members of the Board of Directors: Messrs. DeCocco and Louis Ross. The principal functions of the Committee are to review the Company's compensation programs, to establish the compensation programs for the Company's executive officers, and to review and approve annual bonuses to be paid to such executive officers and to administer the Company's Stock Option Plans. The Committee met three times in fiscal year 2000 and twice in the six month transition period ended June 30, 1999.

     Executive and Nominating Committee. The Executive and Nominating Committee is currently comprised of three members: Messrs. Pease, Beattie and Smith. During the six month transition period ended June 30, 1999, the Executive and Nominating Committee was comprised of the same three members: Messrs. Pease, Beattie and Smith. The Committee is generally authorized to act on behalf of the Board of Directors between meetings of the Board. The Committee's duties also include recommending to the Board of Directors the nominees to stand for election as directors at each annual meeting of shareholders and recommending to the Board of Directors the directors to serve on the standing committees of the Board. Recommendations by shareholders of possible director nominees may be addressed to the Executive and Nominating Committee of the Board of Directors in care of the Secretary of the Company and will be forwarded to the Committee for consideration. The Committee did not meet in fiscal year 2000 or in the six month transition period ended June 30, 1999.

           PROPOSAL 2 -- AMENDMENT TO THE DIRECTORS STOCK OPTION PLAN

PROPOSED AMENDMENT TO THE DIRECTORS PLAN

     The Company proposes to amend the Directors Stock Option Plan (the "Directors Plan") to permit non-employee Directors to purchase shares of Common Stock through the Directors Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of the Company ("Directors Stock Purchase Plan Option") (the "Directors Plan Amendment"). The Board of Directors believes that the Directors Stock Purchase Plan Option will assist the Company in its efforts to attract and retain highly qualified outside directors. The Directors Stock Purchase Plan Option is also being proposed to further align non-employee Directors interests and the interests of the Company's shareholders by encouraging non-employee Directors to acquire shares of Common Stock. See "Compensation of Directors and Executive Officers -- Directors."

     Under the Directors Stock Purchase Plan Option, non-employee Directors may elect to use all or a portion of their annual directors fees payable in cash to purchase Common Stock. By December 31 of each year, a director must make his or her election to purchase shares of Common Stock in exchange for all or a portion of directors fees payable from December 1 of that year to December 1 of the next year. Directors had until March 17, 2000 in which to elect to purchase shares of Common Stock in exchange for all or a portion of directors fees payable beginning December 1, 1999 through December 1, 2000. A director's election for the period December 1, 1999 to December 1, 2000 will not be effective unless the Directors Plan Amendment is approved by the shareholders of the Company at the Annual Meeting. If the Directors Plan Amendment is not approved by the shareholders, the directors who elected to purchase shares of Common Stock will be paid in cash the directors fees the director elected to use to purchase shares of Common Stock.

     Directors fees are payable in cash on March 1, June 1, September 1 and December 1 of each year. On each of these dates, the Company will determine the number of shares of the Common Stock each Director who has elected to participate in the Directors Stock Purchase Plan Option has earned on that date. This determination will be made by dividing all director's fees payable on each of those dates which the Director has elected to exchange for Common Stock, by the fair market value of the Common Stock on that date. Any portion of the director's fees payable on each of those dates which the Director has not elected to receive in Common Stock will be paid to the Director in cash. The fair market value of the Common Stock will be determined by using the average of the closing sales price of the Common Stock on The Nasdaq Stock Market, Inc.'s National Market for the five consecutive trading days on The Nasdaq Stock Market, Inc.'s National Market immediately preceding the date of determination. The Company will issue share certificates for all shares of Common Stock purchased in a calendar year by December 15th of such year unless a director requests to receive his or her share certificate at any time during the year by sending written notice to the Company.

     If a director participating in the Directors Stock Purchase Plan Option dies, becomes disabled, or ceases to be a director of the Company for any reason, the amount of such director's accrued cash compensation that has not yet been issued in the form of Common Stock will be paid to such director or his or her executor or other legal representative and his or her right to receive further shares of Common Stock under the Directors Stock Purchase Plan Option will terminate.

     Only directors who are not employed by the Company or any subsidiary of the Company and who are not serving as Chairman of the Board are eligible to participate in the Directors Plan. There currently are and, following the Annual Meeting, there will be six directors eligible to participate in the Directors Plan including Messrs. Beattie, Dabrowski, DeCocco, Marz, Oswald and Smith. Neither the Chairman of the Board, the executive officers named in the Summary Compensation Table, nor any other officers or team members of the Company, are eligible to participate in the Directors Plan.

REQUIRED VOTE

     Approval of the proposed amendment to the Directors Plan requires a majority of the votes cast on the matter. PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE DIRECTORS PLAN UNLESS OTHERWISE INDICATED ON THE PROXY.

THE DIRECTORS STOCK OPTION PLAN

     The Directors Plan was approved by the Board of Directors on February 9, 1995 and was amended on May 15, 1995 and approved by the shareholders of the Company on June 23, 1995. The Directors Plan has been amended on occasion thereafter. Most recently the Directors Plan Amendment was approved by the Board of Directors on December 1, 1999. The Directors Plan Amendment is being submitted to the shareholders for approval at the Annual Meeting.

     Under the terms of the Directors Plan, eligible non-employee directors are granted options under the Directors Plan in addition to their meeting fees. See "Further Information -- Compensation of Directors and Executive
Officers -- Directors".

     The Directors Plan currently provides for the issuance of options to purchase up to the 325,500 shares of Common Stock to non-employee directors of the Company. Of the 325,500 shares available under the Directors Plan, as of October 13, 2000, 155,000 shares are available for future grants and purchases, 140,500 are reserved for outstanding grants under the Directors Plan, 6,870 are reserved for issuance under the Directors Stock Purchase Plan Option and the remainder have been issued upon exercise of stock options previously granted under the Directors Plan. Shares of Common Stock subject to any unexercised portion of a terminated, forfeited, canceled or expired option under the Directors Plan may be used again for subsequent grants under such plan. In the event the option price of an option granted under the Directors Plan is tendered through the retention by the Company of shares underlying the option or by payment of the exercise price with shares of Common Stock previously acquired by the optionee under the Directors Plan, then such shares may also be used for subsequent grants of options under the Directors Plan.

     Each eligible director who is elected or appointed to the Board of Directors receives an Initial Option to purchase 15,000 shares of Common Stock on the date of his or her first election or appointment (an "Initial Option"). In addition, each non-employee director who has been a director for six months before the date of each annual meeting of shareholders held during the term of the Directors Plan automatically will be granted, as of the date of such annual meeting, an option to purchase an additional 3,000 shares of Common Stock (an "Annual Option"). In 1999, each eligible Director who was elected at the 1999 Annual Meeting was provided with an option to purchase an additional 10,000 shares of Common Stock in lieu of the Annual Option.

     The exercise price of options granted and the purchase price for purchases of Common Stock made under the Directors Plan will be equal to the average closing price of the Common Stock on The Nasdaq Stock Market Inc.'s National Market for the last five consecutive trading days immediately preceding the grant date or date of determination. As of the close of business on October 13, 2000, the price per share of Common Stock as quoted on The Nasdaq Stock Market Inc's National Market was $2.8125. The option exercise price is payable in cash, by certified check, bank draft or money order, by delivery to the Company of previously acquired shares of Common Stock having a fair market value equal to the option exercise price, through a cashless exercise procedure whereby the optionee instructs his or her broker to deliver to the Company sufficient cash to pay the exercise price and applicable exercise and employment withholding tax, for options issued prior to June 5, 1998, through the retention of shares from the option being exercised having a fair market value equal to the option exercise price (plus tax withholding, if applicable), or by any combination of the foregoing.

     Each option granted under the Directors Plan as an Initial Option becomes exercisable in full on the first anniversary of the date of grant. Options granted as Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option. All options granted under the Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated.

     If a non-employee director's term of office terminates for any reason, including such director becoming an Employee (as defined in the Directors Plan) of the Company, other than such director's election or appointment as Chairman of the Board, prior to the date the option or portion thereof becomes exercisable, such option or portion thereof shall terminate. If the non-employee director's term of office terminates because such director is elected or appointed as Chairman of the Board and the director is not an Employee or does not become an Employee as a result of such election or appointment, then such director shall not be eligible for further automatic grants of options so long as he or she serves as Chairman, but his or her options granted prior to his or her election as Chairman will not terminate and will continue to become exercisable in full after one year, in the case of Initial Options, or in 33 1/3% annual increments, in the case of Annual Options. Thereafter, if such Chairman becomes an Employee of the Company or ceases to be a director, prior to the date his or her options become exercisable, such options or portion thereof which are not then exercisable shall terminate.

     To the extent that an option is exercisable and is unexercised on the date of the non-employee director's term of office terminates for any reason, including such director becoming an Employee of the Company, other than such director's election or appointment as Chairman of the Board, the option will terminate on the earlier of (i) the expiration date of the option or (ii) three months after such non-employee director's termination; provided, however, that the exercise period in the foregoing clause (ii) will be extended to one year after termination if termination is due to the non-employee director's death or disability. To the extent an option or any portion thereof is exercisable and unexercised on the date a non-employee director's term of office as a non-employee director is terminated due to the non-employee director's election or appointment as Chairman (and the non-employee director is not an Employee or does not become an Employee as a result of such election or appointment), the option will terminate on the earlier of (i) the expiration date of the option or (ii) three months after such non-employee director becomes an Employee or ceases to be a Director; provided, however, that the exercise period in the clause (ii) will be extended to one year after the non-employee director ceases to be a director if such termination is due to the non-employee director's death or disability.

     The Directors Plan provides that (i) in the event of a termination by the Company of a director's membership on the Board or failure to renominate the director for election to the Board, or voluntary resignation by the director from the Board at the request of the Board, following a Change in Control of the Company, or (ii), in the event of a Change in Control, if one of the corporations surviving the Change in Control, or the person purchasing the Company's assets in the Change in Control, does not assume the options under the Directors Plan, any portion of an option granted under the Directors Plan that is then not exercisable will become immediately exercisable. For purposes hereof, a "Change in Control" will be deemed to have occurred in the event of
(i) a merger involving the Company in which the Company is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Company formed for the purpose of changing the Company's corporate domicile); (ii) a share exchange in which the shareholders of the Company exchange their stock in the Company for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Company, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of such other corporation for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Company; or (iv) any person or group of persons (as defined by Section 13(d) of the Exchange Act) (other than any employee benefit plan or employee benefit trust benefitting the team members of the Company) becoming a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities.

     Options granted under the Directors Plan are not transferable except by will or by the laws of descent and distribution, and may be exercised during a non-employee director's lifetime only by such non-employee director.

     The Directors Plan is administered by the Management Development Committee. The Management Development Committee is authorized to construe the provisions of the Directors Plan, but will have no discretion with respect to the terms of grants made automatically under the Directors Plan, except to the extent such discretion would not result in the Directors Plan failing to qualify for the exemption provided under Securities and Exchange Commission Rule 16b-3.

AMENDMENT OR TERMINATION

     The Board may terminate the Directors Plan, the granting of options under the Directors Plan, or the Directors Stock Purchase Plan Option at any time. No new grants will be made under the Directors Plan or purchases will be made under the Directors Stock Purchase Option under such Plan after February 9, 2005 unless the shareholders of the Company agree to extend the expiration date of the Directors Plan. The Board of Directors may at any time and from time to time, amend or modify the Directors Plan; provided, however, no amendment or modification may be made to the Directors Plan without the approval of the shareholders to the extent that Rule 16b-3 requires such amendment or modification to be approved by the shareholders of the Company. Unless otherwise permitted under Rule 16b-3, the Directors Plan may not be amended more than once in any six month period other than to comply with changes in the Code. No amendment or termination will affect any option previously granted to a non-employee director without the consent of such non-employee director.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code as now in effect, upon the exercise of an option granted under the Directors Plan, an optionee will recognize ordinary income equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise. When the optionee disposes of shares acquired by the exercise of an option, the amount received in excess of the fair market value on the date of exercise will be treated as long or short-term capital gain, depending on the holding period of the shares. Payment of the option price for shares of Common Stock by surrender of shares of Common Stock previously owned by the optionee will not give rise to a recognized gain on the shares surrendered. To the extent the number of new shares received upon the exercise of an option exceeds the number of shares surrendered upon the exercise of such option, the fair market value of the additional shares on the date the option is exercised, reduced by the amount of any cash paid by the optionee upon the exercise of the option, will be taxable to the optionee as ordinary income in the year the option is exercised. The optionee's basis and holding period for the number of newly-acquired shares equal to the number of surrendered shares will carry over from the surrendered shares on a share-for-share basis. The optionee's basis in the remaining shares will equal the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date on which the optionee's tax basis is determined. If the option price of an option is tendered through the retention by the Company of shares of Common Stock underlying the option being exercised, the optionee will recognize ordinary income in the year of exercise equal to the difference between the fair market value on the date of exercise of the Common Stock retained by the Company and the exercise price of such options. The optionee's basis for the newly acquired shares will be equal to the fair market value of the shares on the exercise date, and the optionee's holding period will begin on the day after the date of exercise. To the extent ordinary income is recognized by the optionee, the Company may deduct a corresponding amount as compensation.

     Under the Code as now in effect, a director will recognize ordinary income at each quarterly director fee payment date equal to the fair market value of the shares a director earns at such payment date based upon the value of the shares at each such payment date. Generally, the fair market value of the shares earned will equal the cash directors fee the director elected to use to purchase the shares earned. A director's basis in the shares will be equal to the amount of ordinary income that the director recognizes. If the directors sells or otherwise disposes of the shares purchased, any gain or loss that he or she may experience upon the sale or other disposition will be treated as short-term or long-term capital gain or loss, depending upon how long he or she held the shares. The amount of short-term or long-term capital gain or loss that a director will recognize when he or she sells or otherwise disposes of his or her shares will be equal to the difference between their basis in the shares and the amount he or she realized on the sale or other disposition. The Company will be entitled to take a compensation deduction for federal income purposes equal to the amount of ordinary income the director recognizes.

STOCK OPTIONS GRANTED AND SHARES PURCHASED UNDER THE DIRECTORS PLAN

     The following table lists each person named in the Summary Compensation Table under "Further Information -- Compensation of Directors and Executive Officers -- Summary Compensation Table" below, all director nominees, all current executive officers as a group, all current directors and director nominees (other than executive officers) as a group, each associate of the foregoing persons, each other person who received or is to receive at least five percent of the options under the Directors Plan, and all current team members of the Company (other than executive officers) as a group, indicating the number and weighted average exercise price of options granted under the Directors Plan to each of the foregoing, as of October 13, 2000, and options which would be granted under the Directors Plan to each of the foregoing if they continued in their present position with the Company (or if a director nominee, served as a director of the Company) for the remaining term of the Directors Plan through February 9, 2005.

                                                                                             FUTURE POSSIBLE
                                                          OPTION SHARES        WEIGHTED       OPTION SHARE
                                                          GRANTED UNDER        AVERAGE        GRANTS UNDER
             NAME AND PRINCIPAL POSITION                DIRECTORS PLAN(1)   EXERCISE PRICE   DIRECTORS PLAN
             ---------------------------                -----------------   --------------   ---------------
Alfred A. Pease, President, Chief Executive Officer
  and Chairman of the Board, Director Nominee........              0                 0                0
John J. Garber, Vice President/Chief Financial
  Officer............................................              0                 0                0
Harry Rittenour, Senior Vice President -- Industrial
  Businesses Segment.................................              0                 0                0
Dean J. Massab, former Vice President -- Automotive
  Business Segment...................................              0                 0                0
David J. Beattie, Director Nominee...................         26,500(1)         $18.29           15,000(2)
Kenneth R. Dabrowski, Director Nominee...............         15,000(1)         $ 3.27           15,000(2)
Philip J. DeCocco, Director Nominee..................         28,000(1)         $20.28           15,000(2)
W. Richard Marz, Director Nominee....................         15,000(1)         $ 3.59           12,000(2)
Robert S. Oswald, Director Nominee...................         28,000(1)         $20.28           15,000(2)
Terryll R. Smith, Director Nominee...................         28,000(1)         $20.28           15,000(2)
All Current Executive Officers as a Group (4
  persons)...........................................              0                 0                0
All Current Directors (other than Executive Officers)
  as a Group (6 persons).............................        140,500(1)         $16.31           87,000(2)
All Current Team Members (other than Executive
  Officers) as a Group...............................              0                 0                0

-------------------------
(1) Consists of Initial Options of 15,000 shares of Common Stock each to Messrs. Beattie, Dabrowski, DeCocco, Marz, Oswald and Smith, Options granted at the 1999 Annual Meeting of 10,000 shares of Common Stock each to Messrs. Beattie, DeCocco, Oswald and Smith and Annual Options of 1,500 shares of Common Stock to Mr. Beattie and 3,000 shares of Common Stock each to Messrs. DeCocco, Oswald and Smith. Initial Options held by Messrs. Beattie, Dabrowski, DeCocco, Oswald and Smith are fully exercisable or become exercisable within 60 days of October 13, 2000. 4,334 of Mr. Beattie's and 5,834 of Messrs. DeCocco, Oswald and Smith's Annual Options, respectively, are presently exercisable or become exercisable within 60 days of October 13, 2000.

(2) Consists of five annual grants of an option to purchase 3,000 shares of Common Stock to five current directors and four annual grants of an option to purchase 3,000 shares of Common Stock to Mr. Marz.

     To date, Messrs. Dabrowski and Oswald, non-employee Directors of the Company, have elected to participate in the Directors Stock Purchase Plan Option. If the Directors Plan Amendment is approved, these Directors will each receive 3,435 shares of Common Stock, at a weighted average purchase price of $4.00, by December 15, 2000 based upon services rendered through September 30, 2000.

                PROPOSAL 3 -- AMENDMENT TO THE COMPANY'S BYLAWS

PROPOSED AMENDMENT TO THE COMPANY'S BYLAWS

     It is proposed that the Company's Bylaws be amended to remove the prohibition on the Board of Directors of the Company amending the Bylaws so as to affect the number of directors (the "Bylaws Amendment"). Currently, the Bylaws give the Board the authority to set the number of directors of the Company between seven and eleven. The effect of the proposed amendment is to permit the Board of Directors to set the number of directors for the Company at less than seven or more than eleven without shareholder approval. The Bylaws Amendment does not prohibit the shareholders from independently establishing the size of the Board.

     The Board of Directors believes that the most important factors in determining the composition of the Board are the skills and experience that potential board members bring to the Company. They further believe that new board members should be added to the Board only if they have skills and experience which will assist the Company in achieving its long-term strategic goals. The Board recognizes that board size is one factor that needs to be taken into consideration in determining board composition. However, the proper number of board members depends on a variety of factors that may change over time. The Board believes that it is in the best position to make that determination in an efficient, timely manner. Requiring shareholder approval of the decision to reduce the Board below seven or increase it above eleven is viewed by the Board as time consuming and inefficient.

     Since the Company's public offering in 1992, it has typically had between seven and nine directors. From time to time in the past, as a result of the death or resignation of a Director between annual meetings of shareholders, the Company, for limited periods, has had less than seven members of the Board of Directors. The current Bylaw provision puts unnecessary pressure on the Board to fill vacancies and could result in the Board filling a vacancy with an individual who did not bring the level or type of skills or experience which the Board believed appropriate at that time.

     The current Bylaws were adopted prior to the Company's public offering in 1992 and the existing provision reflects concerns of the Company's shareholders when it was privately held. The Board believes that the proposed Amendment to this Bylaw provision makes it more appropriate for a publicly-traded company.

     The proposed amendment to the By-Laws consists of the deletion of the following ITALICIZED language:

                                   ARTICLE X
                              AMENDMENT OF BYLAWS

        Shareholders or the Board of Directors of the corporation shall have the power at any regular or special meeting of shareholders or Board to alter, amend, add to, rescind or repeal the By-Laws of the corporation by the affirmative vote of a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting, or by a majority of the Directors in office, including any vacancies, at the time of the meeting of the Board at which such change is sought to be adopted, provided that the Directors may not amend the By-Laws so as to affect the qualifications, classification or term of office OR NUMBER OF DIRECTORS, or the rights of any class of shareholders and further, provided that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting.

REQUIRED VOTE

     Approval of the proposed amendment to the Company's Bylaws requires a majority vote of the outstanding shares of Common Stock. PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S BYLAWS UNLESS OTHERWISE INDICATED ON THE PROXY.

                              FURTHER INFORMATION
                               EXECUTIVE OFFICERS

     The officers listed below were appointed by the Board of Directors and serve in the capacities indicated. Executive officers are normally appointed annually by the Board of Directors and serve at the pleasure of the Board.

                                                  POSITION, PRINCIPAL OCCUPATIONS AND
           NAME AND AGE                                   OTHER DIRECTORSHIPS
           ------------                           -----------------------------------
Alfred A. Pease, 54...............    President and Chief Executive Officer since February 1996.
                                      Mr. Pease's business experience is described under "Proposal
                                      1 -- Election of Directors."
John J. Garber, 58................    Mr. Garber has been Vice President -- Finance and Chief
                                      Financial Officer of the Company since February 1999. Prior to that, he was, from September 1991 to February 1999, the
                                      Chief Financial Officer of Newcor, Inc., whose principal
                                      business is the precision machining of components for the
                                      automotive, medium and heavy duty truck and agricultural
                                      industries.
Harry T. Rittenour, 54............    Mr. Rittenour has been Senior Vice President -- Industrial
                                      Businesses Segment of the Company since May 2000. Prior to that, he was Vice President -- Quality Assurance from
                                      January 1997 until May 2000. From 1993 to January 1997, Mr.
                                      Rittenour was the Branch Director, Office of the Chief of
                                      Naval Operations in Washington, D.C.
Wilfred J. Corriveau, 47..........    Mr. Corriveau has been Senior Vice President -- Automotive
                                      Business Segment of the Company since September 2000. Prior to that, he was, from February 1996 to September 2000, the
                                      Director of the Global Automotive Business of Rockwell
                                      Automation and from February 1994 to February 1996, the
                                      Manager of Rockwell Automation's Pittsburgh operations,
                                      whose principal business is the manufacture of automation
                                      systems and services.

             SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by management of the Company to be the beneficial owner of more than five percent of its outstanding Common Stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 8,173,001 shares of Common Stock outstanding on October 13, 2000. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                      NAME AND ADDRESS                           AMOUNT AND NATURE     PERCENT
                    OF BENEFICIAL OWNER                         OF BENEFICIAL OWNER    OF CLASS
                    -------------------                         -------------------    --------
Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401............................          585,700(1)         7.2
Resource Management, Inc. more commonly known as Maxus
  Investment Group, Gelfand Maxus Asset Management Inc.,
  Frederick D. DiSanto, Denis J. Amato, and Richard A.
  Barone
  1301 E. Ninth Street, Suite 3600
  Cleveland, Ohio 44114.....................................          514,400(2)         6.3
Royce & Associates, Inc., Royce Management Co. and
  Charles M. Royce
  1414 Avenue of the Americas
  New York, New York 10019..................................          706,900(3)         8.6
T. Rowe Price Associates, Inc., T. Rowe Price Small-Cap
  Value Fund, Inc.
  100 E. Pratt Street
  Baltimore, Maryland 21202.................................          651,600(4)         8.0
Wellington Management Company, LLP and Wellington Trust
  Company, NA
  75 State Street
  Boston, Massachusetts 02109...............................          759,700(5)         9.3

-------------------------
(1) Based upon their statement on Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000 and dated February 4, 2000, Dimensional Fund Advisors Inc. has sole power to vote and dispose of 585,700 shares of Common Stock. Further, based upon its statement on Schedule 13G, the shares of Common Stock are beneficially owned by investment companies, trusts and accounts which are advised by Dimensional Fund Advisors Inc. and none of which own more than 5% of the shares of Common Stock. Dimensional Fund Advisors Inc. disclaims beneficial ownership of such shares of Common Stock.

(2) Based upon their statement on Schedule 13D dated on September 21, 1999 and filed with the Securities and Exchange Commission on September 23, 1999, Maxus Investment Group has sole power to vote and dispose of 69,000 shares of Common Stock, and shared power to vote and dispose of 445,400 shares of Common Stock with Gelfand Maxus Asset Management, Inc. and Richard A. Barone. In addition, Frederick D. DiSanto, Denis J. Amato and Richard A. Barone have the sole power to vote and dispose of 4,000, 4,000 and 61,000 shares of Common Stock, respectively. Further, based upon their statement on
    Schedule 13D, 445,400 of the shares are beneficially owned by investment clients of Gelfand Maxus Asset Management, Inc.

(3) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on February 9, 2000, Royce & Associates, Inc. ("Royce") has sole power to vote and dispose of 704,200 shares of Common Stock and Royce Management Company ("RMC") has sole power to vote and dispose of 2,700 shares of Common Stock. Further, based upon their statement on Schedule 13G, Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares of Common Stock beneficially owned by Royce and RMC.

(4) Based upon their statement on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2000 and dated February 14, 2000, T. Rowe Price Associates, Inc. has sole power to dispose of, and T. Rowe Price Small-Cap Value Fund, Inc. has sole power to vote, 651,600 shares of Common Stock.

(5) Based upon its statement on Schedule 13G dated February 9, 2000 and filed with the Securities and Exchange Commission on February 11, 2000, Wellington Management Company, LLP has shared power to vote 359,700 shares and shared power to dispose of 759,700 shares of Common Stock. Further, based upon its statement on Schedule 13G, virtually all of Wellington Management Company's accounts involve outside persons who have the right to receive or direct the receipt of dividends from, or the proceeds from the sale of, securities in such accounts with respect to the Common Stock. However, no such person's rights relate to more than five percent of the Common Stock.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock by each of the directors and director nominees, the persons named in the Summary Compensation Table and by all directors and executive officers as a group as of October 13, 2000, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                     NAME AND ADDRESS                             AMOUNT AND NATURE
                  OF BENEFICIAL OWNER(1)                       OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                  ----------------------                       -----------------------    ----------------
David J. Beattie(2)(3).....................................             19,334                    *
Kenneth R. Dabrowski(2)(4).................................             26,000                    *
Philip J. DeCocco(2)(5)....................................             21,334                    *
W. Richard Marz(2).........................................                 --                    *
Robert S. Oswald(2)(6).....................................             30,834                    *
Alfred A. Pease (2)(7).....................................            238,900                  2.8
Terryll R. Smith (2)(8)....................................             20,834                    *
John J. Garber(9)..........................................             13,629                    *
Harry T. Rittenour(10).....................................             27,450                    *
Dean Massab(11)............................................                 --                    *
Directors and executive officers as a group
  (9 persons)(3)(4)(5)(6)(7)(8)(9)(10).....................            398,315                  4.7

-------------------------
  *  Less than 1% of class

 (1) To the best of the Company's knowledge, based on information reported by such directors and officers or contained in the Company's shareholder records. The address for Messrs. Beattie, Dabrowski, DeCocco, Marz, Oswald, Pease, Smith, Garber, Rittenour, and Massab is 47827 Halyard Drive, Plymouth, Michigan 48170.

 (2) Serves as a member of the Board of Directors of the Company.

 (3) Represents options to purchase 19,334 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

 (4) Includes options to purchase 15,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

 (5) Includes options to purchase 20,834 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

 (6) Includes options to purchase 20,834 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

 (7) Includes options to purchase 235,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

 (8) Represents options to purchase 20,834 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

 (9) Includes options to purchase 10,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

(10) Includes options to purchase 27,250 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of October 13, 2000.

(11) Dean Massab resigned as Senior Vice President Automotive Business Segment in March 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during the Company's last fiscal year. All of these filing requirements were satisfied by the Company's officers, directors and ten percent shareholders, except that Mr. Rittenour failed to file on a timely basis one report relating to his appointment as an executive officer of the Company. For the six month transition period ended June 30, 1999, all of these filing requirements were satisfied by the Company's officers, directors and ten percent shareholders, except that Mr. Garber failed to file on a timely basis one report relating to a single transaction in Common Stock beneficially owned by him. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent shareholders and copies of the reports that have been filed with the Commission.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     All of the members of the Board of Directors who are not employed by the Company (other than the Chairman of the Board) (the "Eligible Directors") will receive an annual retainer of $10,000, paid quarterly in the amount of $2,500. All Eligible Directors who serve on more than one committee of the Board of Directors shall receive $2,000 for each committee in excess of one on which he serves. All Eligible Directors receive $1,250 for each Board meeting attended. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors are also eligible to participate in the Company's 1992 Stock Option Plan (the "1992 Plan").

     All Eligible Directors participate in the Directors Stock Option Plan (the "Directors Plan"). Any Eligible Director who is first elected or appointed after February 9, 1995 will receive an Option to purchase 15,000 shares of Common Stock on the date of his or her election or appointment ("Initial Option"). Each Eligible Director who was elected at the 1999 Annual Meeting received an Option to purchase 10,000 shares of Common Stock at an exercise price of $4.65 per share in lieu of the Annual Option. In addition, each Eligible Director who has been a director for six months before the date of each Annual Meeting of Shareholders held during the term of the Directors Plan automatically will be granted, as of the date of such Annual Meeting, an option to purchase an additional 3,000 shares of Common Stock (an "Annual Option"). The Directors Plan expires on February 9, 2005. The exercise price of options granted under the Directors Plan is the last reported sale price per share of the Company's Common Stock as quoted on The Nasdaq Stock Market Inc.'s National Market on the date of grant. Each option granted under the Directors Plan as an Initial Option becomes exercisable in full on the first anniversary of the date of grant. Options granted as Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option. The exercisability of such options is accelerated in the event of the occurrence of certain changes in control of the Company. All options granted under the Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director's service as a director of the Company. See "Proposal 2 -- Amendment to the Directors Stock Option Plan" for a description of the proposed amendment to the Directors Stock Option Plan.

EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal year June 30, 2000, six-month transition period ended June 30, 1999 and fiscal years ended December 31, 1998 and 1997 to (i) the Company's Chief Executive Officer, (ii) the Company's executive officers at June 30, 2000 (other than the Chief Executive Officer) whose aggregate annual salary and bonus exceeded $100,000 and (iii) former executive officers, who during portions of the fiscal year ended June 30, 2000 and the six month transition period ended June 30, 1999, were classified as executive officers for purposes of the Commission's regulations, whose aggregate annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                             ANNUAL COMPENSATION                      AWARDS
                              --------------------------------------------------   ------------
         NAME AND                                                OTHER ANNUAL                        ALL OTHER
    PRINCIPAL POSITION        YEAR    SALARY($)   BONUS($)    COMPENSATION($)(1)    OPTIONS(#)    COMPENSATION($)
    ------------------        ----    ---------   --------    ------------------    ----------    ---------------
Alfred A. Pease...........    1997     214,000     37,878           20,821(3)         30,000         29,925(4)
  President, Chief Executive  1998     230,000          0                0                --          6,800(5)
  Officer and Chairman        1999(2)  115,000          0                0            25,000          5,000(7)
  of the Board                2000     245,000    137,552                0            25,000          7,050(8)
John J. Garber............    1999(2)   60,615     15,000(9)             0            35,000            391(7)
  Vice President and Chief    2000     164,000     87,714                0             5,000          4,659(8)
  Financial Officer(9)
Harry T. Rittenour........    2000     119,521     61,304                0            20,000          2,383(8)
  Senior Vice President
  Industrial Businesses
  Segment(10)
Dean J. Massab............    1998     123,788          0                0            30,000          5,153(5)
  Former Senior Vice          1999(2)   68,023          0                0                --          2,825(7)
  President Automotive        2000     115,974          0                0            30,000          4,090(8)
  Business Segment(11)
Frank H.W. Schoenwitz.....    1998     132,917     25,000(12)      133,025(13)        33,000         82,595(5)(6)
  Former Vice President       1999(2)   72,500          0           65,705(13)            --          7,168(7)
  European Business
  Unit(12)

-------------------------
 (1) Perquisites and other personal benefits were provided to all of the persons named in the Summary Compensation Table. Disclosure of such amounts is not required because such amounts were less than 10% of the total annual salary and bonuses reported for each of the respective individuals for each period presented.

 (2) The information reported for 1999 reflects the six-month transition period ended June 30, 1999.

 (3) Includes payment of certain tax "gross up" amounts of $20,821 for certain taxable income received by Mr. Pease in 1997 as described under "All Other Compensation".

 (4) "All Other Compensation" includes (i) $23,396 of reimbursements for closing costs relating to Mr. Pease's purchase of a new residence in 1997 following his relocation to Michigan; (ii) $4,750 in contributions made by the Company to Mr. Pease's account under the Company's 401(k) Plan with respect to the fiscal year ended December 31, 1997; and (iii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1997 with respect to term life insurance for the benefit of Mr. Pease of $1,779.

 (5) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended December 31, 1998 as follows: Mr. Pease $5,000; and Mr. Massab $4,750; and (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1998 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $1,800; Mr. Massab $403; and Mr. Schoenwitz $3,613.

 (6) "All Other Compensation" includes reimbursements for temporary housing, moving and travel expenses related to Mr. Schoenwitz's relocation to Germany and reimbursements for closing costs in 1998 totaling $78,982.

 (7) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the six-month transition period ended June 30, 1999 as follows: Mr. Pease $5,000; and Mr. Massab $2,624; (ii) the dollar value of any life insurance premiums paid by the Company in the six-month transition period ended June 30, 1999 with respect to term life insurance for the benefit of the named executives as follows: Mr. Garber $391; Mr. Massab $201; and Mr. Schoenwitz $2,168; and (iii) reimbursement of moving costs related to Mr. Schoenwitz's relocation to Germany of $5,000.

 (8) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended June 30, 2000 as follows:
     Mr. Pease $5,250; Mr. Garber $2,625; Mr. Rittenour $1,200 and Mr. Massab $3,687; (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended June 30, 2000 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $1,800; Mr. Garber $2,034; Mr. Rittenour $1,183; and Mr. Massab $403.

 (9) Mr. Garber received a signing bonus when he became Vice
     President -- Finance and Chief Financial Officer in February 1999.

(10) Mr. Rittenour became Senior Vice President -- Industrial Businesses Segment in May 2000.

(11) Mr. Massab became Vice President -- Automotive Business Unit in June 1998 and resigned as Senior Vice President -- Automotive Business Segment in March 2000.

(12) Mr. Schoenwitz received a signing bonus when he became Vice
     President -- European Business Unit in February 1998. Mr. Schoenwitz resigned as Vice President -- European Business Unit in October 1999.

(13) "Other Annual Compensation" for 1998 includes $85,807 of tax "gross up" amounts, $31,503 of educational allowance, $9,946 of housing allowance and $5,769 of medical allowance. "Other Annual Compensation" for 1999 includes $34,255 of tax "gross up" amounts, $12,592 of educational allowance, $11,935 of housing allowance and $6,923 of medical allowance.

GRANTS OF OPTIONS

     The following tables set forth certain information concerning individual grants of stock options to each of the persons named in the Summary Compensation Table made during the fiscal year ended June 30, 2000 and the six month transition period ended June 30, 1999. All grants described in the following tables were made under the Company's 1992 Stock Option Plan and contain the Option Acceleration Provision (as defined under "Further
Information -- Compensation of Directors and Officers -- Executive
Officers -- Termination of Employment and Change of Control Arrangements").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                            VALUE AT ASSUMED
                        --------------------------------------                              ANNUAL RATES OF STOCK
                            NUMBER OF        PERCENT OF TOTAL                               PRICE APPRECIATION FOR
                           SECURITIES       OPTIONS GRANTED TO   EXERCISE OR                    OPTION TERM(3)
                        UNDERLYING OPTION      EMPLOYEES IN      BASE PRICE    EXPIRATION   ----------------------
         NAME              GRANTED (#)        FISCAL YEAR(1)       ($/SH)       DATE(2)       5%($)       10%($)
         ----           -----------------   ------------------   -----------   ----------     -----       ------
Alfred A. Pease.......      25,000(4)              6.66             3.99         9/2/09       83,474      191,970
John J. Garber........       5,000(5)              1.33             3.99         9/2/09       16,695       38,394
Harry T. Rittenour....      10,000(6)              2.66             3.99         9/2/09       33,390       76,788
Harry T. Rittenour....      10,000(7)              2.66             3.94        5/31/10       27,783       67,564
Dean J. Massab........      30,000(8)              7.99             3.99         9/2/09      100,171      230,364

-------------------------
(1) Options to purchase a total of 375,625 shares of Common Stock were granted to team members in the fiscal year ended June 30, 2000.

(2) Options expire on the date indicated, or, if earlier, one year after the optionee's death or permanent disability or three months after the optionee's termination of employment.

(3) Represents the value of such options at the end of its ten year term (without discounting to present value) assuming the market prices of the Common Stock appreciates from the grant date at an annually compounded rate of 5% or 10%. These amounts represent rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Consists of 12,500 of nonqualified options and 12,500 of incentive stock options. Nonqualified options become exercisable in two installments of 6,250 shares of Common Stock on September 3, 2000. The Incentive Stock Options become exercisable in two annual installments of 6,250 shares of Common Stock beginning on September 3, 2002.

(5) Consists of 5,000 of incentive stock options. The Incentive Options become exercisable in four annual installments of 1,250 shares of Common Stock beginning September 3, 2000.

(6) Consists of 5,000 of nonqualified options and 5,000 of incentive stock options. Nonqualified options become exercisable in two annual installments of 2,500 shares of Common Stock beginning September 3, 2000. The Incentive Options become exercisable in two annual installments of 2,500 shares of Common Stock beginning September 3, 2002.

(7) Consists of 2,500 of nonqualified options and 7,500 of incentive stock options. Nonqualified options become exercisable in one annual installment of 2,500 shares of Common Stock on June 1, 2001. The Incentive Options become exercisable in three annual installments of 2,500 shares of Common Stock beginning June 1, 2002.

(8) Consists of 15,000 of nonqualified options and 15,000 of incentive stock options. Nonqualified options become exercisable in two annual installments of 7,500 shares of Common Stock beginning September 3, 2000. The Incentive Options become exercisable in two annual installments of 7,500 shares of Common Stock beginning September 3, 2000. Mr. Massab resigned as Senior Vice President -- Automotive Business Segment in March 2000 and therefore the Nonqualified and Incentive Options were not exercised prior to their expiration in June 2000.

        OPTION GRANTS IN SIX MONTH TRANSITION PERIOD ENDED JUNE 30, 1999

                                     INDIVIDUAL GRANTS                                         POTENTIAL REALIZABLE VALUE
                           --------------------------------------                                AT ASSUMED ANNUAL RATES
                               NUMBER OF        PERCENT OF TOTAL                               OF STOCK PRICE APPRECIATION
                              SECURITIES       OPTIONS GRANTED TO   EXERCISE OR                    FOR OPTION TERM(3)
                           UNDERLYING OPTION      EMPLOYEES IN      BASE PRICE    EXPIRATION   ---------------------------
          NAME                GRANTED(#)         FISCAL YEAR(1)       ($/SH)       DATE(2)        5%($)          10%($)
          ----             -----------------   ------------------   -----------   ----------      -----          ------
Alfred A. Pease..........       25,000(4)             35.7             6.20        12/31/08     114,786        274,589
John J. Garber...........       35,000(5)             50.0             5.24         2/28/09     126,586        310,138
Dean J. Massab...........            0                   0               --              --       --             --
Frank H. W. Schoenwitz...            0                   0               --              --       --             --

-------------------------
(1) Options to purchase a total of 70,000 shares of Common Stock were granted to team members in the six-month transition period ended June 30, 1999.

(2) Options expire on the date indicated, or, if earlier, one year after the optionee's death or permanent disability or three months after the optionee's termination of employment.

(3) Represents the value of such options at the end of its ten year term (without discounting to present value) assuming the market prices of the Common Stock appreciates from the grant date at an annually compounded rate of 5% or 10%. These amounts represent rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Consists of 12,500 of nonqualified options and 12,500 of incentive stock options. Nonqualified options become exercisable in two installments of 6,250 shares of Common Stock beginning on January 1, 2000. The Incentive Stock Options become exercisable in two annual installments of 6,250 shares of Common Stock beginning on January 1, 2002.

(5) Consists of 35,000 of incentive stock options. The Incentive Options become exercisable in four annual installments of 8,750 shares of Common Stock beginning March 1, 2000.

EXERCISE AND VALUE OF OPTIONS

     The following tables set forth certain information concerning exercises of stock options during the fiscal year ended June 30, 2000 and the six month transition period ended June 30, 1999 by each of the persons named in the Summary Compensation Table and the number of and the value of unexercised stock options held by such persons as of June 30, 2000 and June 30, 1999, respectively, on an aggregated basis.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             SHARES                            FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                           ACQUIRED ON        VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE(#)    REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------    --------------   -----------   -------------   -----------   -------------
Alfred A. Pease.........     0               0               221,250        58,750         0              0
John J. Garber..........     0               0                 8,750        31,250         0
Harry T. Rittenour......     0               0                21,750        35,250         0              0
Dean J. Massab..........     0               0                 0             0             0              0

-------------------------
(1) Represents the total gain which would have been realized if all such options had been exercised on June 30, 2000.

(2) Represents the fair market value of the shares of Common Stock relating to exercised options, as of the date of exercise, less the exercise price of such options.

 AGGREGATED OPTION EXERCISES IN SIX MONTH TRANSITION PERIOD ENDED JUNE 30, 1999
                       AND OPTION VALUES AT JUNE 30, 1999

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               SHARES                           AT JUNE 30, 1999(#)         AT JUNE 30, 1999($)(1)
                             ACQUIRED ON       VALUE        ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   --------------   -----------   -------------   -----------   -------------
Alfred A. Pease............    0              0               157,500        97,500         0              0
John J. Garber.............    0              0                 0            35,000         0              0
Dean J. Massab.............    0              0                14,502        51,998         0              0
Frank H.W. Schoenwitz......    0              0                 7,500        25,500         0              0

-------------------------
(1) Represents the total gain which would have been realized if all such options had been exercised on June 30, 1999.

(2) Represents the fair market value of the shares of Common Stock relating to exercised options, as of the date of exercise, less the exercise price of such options.

EMPLOYMENT AGREEMENTS

     Mr. Pease serves in his present capacity pursuant to the terms of an employment agreement. Mr. Pease's agreement provides for an annual base salary of $200,000, subject to increase at the discretion of the Management Development Committee, benefits comparable to the Company's other executive officers, including life, disability and health insurance and the use of a Company leased automobile and an annual performance bonus target level of 60% of his base salary. Mr. Pease's base salary for fiscal year 2001 is $260,000 and he will receive reimbursement of reasonable monthly club dues. In addition, such agreement provides for the reimbursement of temporary housing, travel and relocation expenses incurred by Mr. Pease, including moving expenses, real estate brokerage commissions and certain closing and loan costs associated with the sale of Mr. Pease's prior residence and purchase of a new residence in the state of Michigan and certain incidental expenses related to the relocation, plus a payment equal to the income taxes payable by Mr. Pease as a result of the receipt of such reimbursements and tax payment. In the event Mr. Pease's employment is terminated without cause, his salary and benefits will continue for twelve months and he will earn a pro rata portion of any bonus that would have been earned in the year of the termination.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Payments due to Mr. Pease upon termination of his employment with the Company are described above under "Further Information -- Compensation of Directors and Executive Officers -- Executive Officers -- Employment Agreements."

     Agreements relating to stock options granted under the 1992 Plan to each of the executive officers named in the Summary Compensation Table, as well as certain other officers of the Company, also provide that such options become immediately exercisable in the event that the optionee's employment is terminated without cause, or there is a diminishment of the optionee's responsibilities, following a Change of Control of the Company or, if, in the event of a Change of Control, such options are not assumed by the person surviving the Change of Control or purchasing the assets in the Change of Control. A "Change of Control" is generally defined as a merger of the Company in which the Company is not the survivor, certain share exchange transactions, the sale or transfer of all or substantially all of the assets of the Company, or any person or group of persons (as defined by Section 13(d) the Securities Exchange Act of 1934, as amended) acquires more than 50% of the Common Stock ("Option Acceleration Provision").

                     REPORT OF THE MANAGEMENT DEVELOPMENT,
                    COMPENSATION AND STOCK OPTION COMMITTEE

     The Management Development, Compensation and Stock Option Committee of the Board of Directors ("Management Development Committee") is responsible for the planning, review and administration of the Company's executive compensation program and the Company's stock-based executive compensation programs, including the 1992 Stock Option Plan. During the fiscal year ended June 30, 2000 and the six month transition period ended June 30, 1999, all members of this Committee were non-employee directors of the Company.

     The Company's objective is to provide a superior return to its shareholders. To support this objective, the Company believes it must attract, retain and motivate top quality executive talent. The Company's executive compensation program is a critical tool in this process.

     The Company's executive compensation program has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to the Company's success. The Company's executive compensation program consists of base salary, annual cash incentive opportunities and long-term incentives represented by stock options.

     The base salary, annual cash incentive opportunity, stock option and other compensation terms of new executive officers are established based upon each executive's qualifications, position and level of responsibility as compared with the Company's other executives.

BASE SALARY

     The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by the Company's executives generally reflect their levels of responsibility, the profitability of the Company and other factors, such as assessments of individual performance.

     The Management Development Committee increased the base salary of Alfred A. Pease, Chairman of the Board, President and Chief Executive Officer of the Company by 13% effective January 1, 2000. This increase principally reflected the fact that Mr. Pease's base salary had not been increased since January 1, 1998, the Company's financial performance in fiscal year 2000 and the Management Development Committee's evaluation of Mr. Pease's contribution to the Company's recent financial performance.

     During fiscal year 2000, the Company promoted Harry T. Rittenour, an officer of the Company, to the position of Vice President and ultimately Senior Vice President. Mr. Rittenour received an aggregate 25% increase in base salary during fiscal year 2000 as a result of these promotions and his performance during the year. Other executive officers of the Company received increases in base salary during fiscal year 2000 from 4% to 14% based upon a number of factors including the Management Development Committee's evaluation of their performance, the date of their last base salary increase and competitive offers received by certain of these officers.

     During the six month transition period ended June 30, 1999, the Company hired John J. Garber as Vice President-Finance and Chief Financial Officer. His base salary was established based upon his extensive experience. One executive officer received a 9% increase in his base salary during the six month transition period ended June 30, 1999 based upon a number of factors including the Management Development Committee's evaluation of his performance and competitive offers received by such officer.

ANNUAL PROFIT SHARING

     The Company's executive officers are eligible for annual cash incentive opportunities. At the beginning of each year, the Management Development Committee develops a profit sharing plan applicable to all executives of the Company, including the Chief Executive Officer of the Company.

     The Fiscal Year 2000 Profit Sharing Plan, which applied to all employees of the Company, including Mr. Pease and the other executive officers, provided that there would be a profit sharing payout only if the Company achieved earnings per share ("EPS") of at least $0.10. For performance in excess of that level, $0.50 was added to the profit sharing pool for each additional dollar of pre-tax earnings until an EPS of $0.20 was achieved. Thereafter, $0.75 was added to the profit sharing pool for each additional dollar of pre-tax earnings until an EPS of $0.25 was achieved. For EPS levels above $0.25, $0.50 was added to the profit sharing pool for each additional dollar of pre-tax earnings of the Company.

     The actual profit sharing pool earned was divided among employees in relation to their profit sharing potential for the year. Each employee's profit sharing potential for the year is stated as a percentage of their base salary. In fiscal year 2000, that level was 60% for Mr. Pease and 55% for the other executive officers.

     During fiscal year 2000, the profit sharing pool earned under the Fiscal Year 2000 Profit Sharing Plan represented 99.7% of the employees' aggregate profit sharing potential. Accordingly, Mr. Pease received a profit sharing payment of 59.8% of his base salary level as of June 30, 1999 and the other executive officers received profit sharing payments of 54.8% of their base salary level as of June 30, 1999. This was the first profit sharing payout received by these executives since the 1997 Management Bonus Program.

     No discretionary bonuses were paid to Mr. Pease or the other executive officers in fiscal year 2000.

     Because fiscal year 1999 was a transition period of only six months, due to the change in fiscal year ends during that year to June 30, no formal profit sharing plan was adopted and no discretionary bonuses were paid to Mr. Pease or the other executive officers for this short period.

STOCK OPTIONS

     Stock option grants have historically been utilized by the Company as part of its compensation program for all levels of team members, including the Company's executives. The Company's stock option program permits team members to buy a specific number of shares of Common Stock, in the future, at the fair market value of such shares on the date the option is granted. Since stock options gain value only if the price of the Common Stock increases above the option exercise price, this use of stock option grants reflects the Company's philosophy of linking compensation to performance. In addition, the Committee believes that stock option grants to team members help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders. The Company also utilizes stock options as part of its standard compensation package developed to attract highly qualified employment candidates to the Company.

     Mr. Pease was granted options under the 1992 Stock Option Plan to purchase 25,000 shares of Common Stock that were effective in fiscal year 2000 and options to purchase 25,000 shares of Common Stock that were effective in the six month transition period ended June 30, 1999. The grant reflected the Management Development Committee's evaluation of Mr. Pease's performance in fiscal year 1999 and 1998 and the Company's improved prospects for fiscal year 2000.

     The Management Development Committee granted options to purchase shares of Common Stock under the 1992 Stock Option Plan to certain of the executive officers of the Company that were effective in fiscal year 2000. The Company's executive officers each received grants of options to purchase between 5,000 and 30,000 shares of Common Stock. The grants generally reflected the Company's improved prospects for fiscal year 2000. Grants at the higher level generally reflected promotions of an officer to an executive officer position or the assumption of increased responsibilities by an existing executive officer. Certain grants were also in response to competitive offers.

     During the six month transition period ended June 30, 1999, Mr. Garber received a grant of options to purchase 35,000 shares of Common Stock upon his being hired by the Company. No other stock options were granted to executive officers during this period.

     Options granted to Mr. Pease and the other executive officers in fiscal year 2000 and 1999 become exercisable in four equal annual installments, beginning one year from their date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of the grant.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Board of Directors of the Company has reviewed the provisions of the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of the five most highly compensated executive officers at the end of the fiscal year to the extent such compensation exceeds $1,000,000 in any year.

     The Board of Directors of the Company has established certain restrictions on the granting of options under the Company's 1992 Stock Option Plan so that compensation realized in connection with the exercise of options granted under such plan would be exempt from the restrictions on deductibility described above. The 1992 Stock Option Plan restricts to 200,000 the number of shares of Common Stock that may be subject to options granted to any salaried employee in any fiscal year. It is important to note that while this restriction allows the Management Development Committee continuing discretion in establishing executive officer compensation, it does limit such discretion by restricting the size of option awards which the Management Development Committee may grant to any single individual. The permitted size of the option awards to a single individual was established based on the Committee's determination of the maximum number of option shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.

     The Board of Directors does not believe that other components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board of Directors will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Internal Revenue Code.
Dated: September 30, 2000
                                          MANAGEMENT DEVELOPMENT,
                                          COMPENSATION AND STOCK OPTION
                                          COMMITTEE at June 30, 2000 and 1999
                                          David J. Beattie
                                          Philip J. DeCocco

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock from June 30, 1995, through June 30, 2000 with an index consisting of returns from a peer group of companies, consisting of Cognex Corp., Cyberoptics Corporation, Integral Vision, Inc. (formerly Medar, Inc.), PPT Vision, Inc. (formerly Pattern Processing Technology) and Robotic Vision Systems Inc. (the "Peer Group Index") and The Nasdaq Stock Market Composite Index (the "Nasdaq Composite Index"). The returns of each company in the Peer Group Index have been weighted according to their respective stock market capitalization. The graph assumes that the value of the investment in the Company's Common Stock, the Peer Group Index and the Nasdaq Composite Index was $100 on June 30, 1995 and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
        PERCEPTRON, INC., THE PEER GROUP AND THE NASDAQ COMPOSITE INDEX

                                    [GRAPH]

                ------------------------------------------------------------------------------------------------
                                                    CUMULATIVE TOTAL RETURN
                ------------------------------------------------------------------------------------------------
                                           6/30/95     6/30/96     6/30/97     6/30/98     6/30/99      6/30/00
                ------------------------------------------------------------------------------------------------
                  Perceptron, Inc.              100         258         191          85          32           24
                ------------------------------------------------------------------------------------------------
                  Peer Group                    100          90         110          72         109          215
                ------------------------------------------------------------------------------------------------
                  NASDAQ Composite              100         128         156         206         296          437
                ------------------------------------------------------------------------------------------------

     Set forth below is a graph comparing the cumulative total return on the Common Stock from June 30, 1994, through June 30, 1999 with an index consisting of returns from a peer group of companies, consisting of Cognex Corp., Cyberoptics Corporation, Integral Vision, Inc. (formerly Medar, Inc.), PPT Vision, Inc. (formerly Pattern Processing Technology) and Robotic Vision Systems Inc. (the "Peer Group Index") and The Nasdaq Stock Market Composite Index (the "Nasdaq Composite Index"). The returns of each company in the Peer Group Index have been weighted according to their respective stock market capitalization. The graph assumes that the value of the investment in the Company's Common Stock, the Peer Group Index and the Nasdaq Composite Index was $100 on June 30, 1994 and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
        PERCEPTRON, INC., THE PEER GROUP AND THE NASDAQ COMPOSITE INDEX

                                    [GRAPH]

                ------------------------------------------------------------------------------------------------
                                                    CUMULATIVE TOTAL RETURN
                ------------------------------------------------------------------------------------------------
                                           6/30/94     6/30/95     6/30/96     6/30/97     6/30/98      6/30/99
                ------------------------------------------------------------------------------------------------
                  Perceptron, Inc.              100         142         365         271         120           46
                ------------------------------------------------------------------------------------------------
                  Peer Group                    100         240         216         263         173          262
                ------------------------------------------------------------------------------------------------
                  NASDAQ Composite              100         133         171         208         274          395
                ------------------------------------------------------------------------------------------------

     The graphs displayed above are presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These graphs in no way reflect the Company's forecast of future financial performance.

                            INDEPENDENT ACCOUNTANTS

     The accounting firm of PricewaterhouseCoopers LLP has been appointed by the Board of Directors to audit the consolidated financial statements for the Company for the fiscal year ending June 30, 2001. Representatives of PricewaterhouseCoopers LLP are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at such meeting if they desire to do so.

               PROPOSALS BY SHAREHOLDERS FOR 2001 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2001 annual meeting which are eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, Michigan 48170, no later than June 29, 2001. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proposals be submitted by certified mail, return receipt requested.

     Shareholder proposals intended to be presented at the 2001 annual meeting which are not eligible for inclusion in the Company's proxy statement for that meeting under Rule 14a-8 are considered untimely under Rule 14a-5 promulgated under the Exchange Act unless received by the Secretary of the Company at 47827 Halyard Drive, Plymouth, Michigan 48170 no later than September 12, 2001.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                          By order of the Board of Directors,

                                          /s/ THOMAS S. VAUGHN
                                          Thomas S. Vaughn, Secretary
Plymouth, Michigan
October 27, 2000

                                PERCEPTRON, INC.
      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERCEPTRON, INC.

         The undersigned shareholder hereby appoints ALFRED A. PEASE, JOHN J. GARBER and THOMAS S. VAUGHN, or any one of them, the attorney and proxies of the undersigned, with power of substitution, to vote all the shares of common stock of Perceptron, Inc. standing in the name of the undersigned at the close of business on October 13, 2000 at the Annual Meeting of Shareholders of the Company to be held on Monday, December 4, 2000 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.

         The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated October 27, 2000. Proxies will be voted as instructed.

         IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR, FOR GOOD CAUSE, WILL NOT SERVE), FOR THE AMENDMENT TO THE COMPANY'S DIRECTORS STOCK OPTION PLAN AND FOR THE AMENDMENT TO THE COMPANY'S BYLAWS.

         DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND NOTICE OF SAID MEETING, BOTH DATED OCTOBER 27, 2000.

                                                                    -----------
                                                                   |SEE REVERSE|
                                                                   |   SIDE    |
                                                                    -----------
                         (TO BE SIGNED ON REVERSE SIDE)

[X] Please mark your
    votes as in this
    example


------------------------------------------------------------------------------------------------------------------------------------

                                 WITHHELD
                     FOR         from all
                  all nominees   nominees     NOMINEES                                                   FOR     AGAINST     ABSTAIN
1.  ELECTION OF                                                 2. APPROVAL OF AN AMENDMENT TO
    DIRECTORS        | |           | |      David J. Beattie       THE DIRECTORS STOCK OPTION PLAN       | |       | |         | |
                                            Kenneth R. Dabrowski
    Election of directors                   Philip J. DeCocco      To approve an amendment to the
    to hold office until                    W. Richard Marz        Perceptron, Inc. Directors Stock
    the Annual Meeting                      Robert S. Oswald       Option Plan, as described in the
    of Shareholders in 2001.                Alfred A. Pease        Notice of Annual Meeting of
                                            Terryll R. Smith       Shareholders and Proxy Statement
                                                                   dated October 27, 2000.
For, except vote withheld from the following nominee(s):
                                                       --------
 --------------------------------------------------------------
(INSTRUCTION:  to withhold authority to vote for any nominee,                                            FOR     AGAINST    ABSTAIN
 write that nominee's name in the space provided.)              3. APPROVAL OF AN AMENDMENT TO           | |       | |        | |
                                                                   THE BYLAWS
                                                                   To approve an amendment to the
                                                                   Perceptron, Inc. Bylaws, as described
                                                                   in the Notice of Annual Meeting of
                                                                   Shareholders and Proxy Statement
                                                                   dated October 27, 2000.

                                                                   Brokers executing proxies should
                                                                   indicate the number of shares with
                                                                   respect to which authority is
                                                                   conferred by this Proxy if less
                                                                   than all shares held as nominees
                                                                   are to be voted.

Dated:                          ,2000     Signature                                  Signature
      ------------------------                     ---------------------------------          --------------------------------------

Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.
PLEASE EXECUTE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.